                                                                  EXHIBIT ______

                           AMENDMENT AGREEMENT NO. 2
                   TO AMENDED AND RESTATED CREDIT AGREEMENT


     THIS AMENDMENT AGREEMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into as of this 15th day of June, 1998, by and among ROPER INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the Lenders signatory hereto (the "Lenders") and NATIONSBANK, NATIONAL ASSOCIATION, a national banking association and successor to NationsBank, National Association (South), as Agent (the "Agent") for the Lenders party to the Credit Agreement described below.

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Borrower, the Agent and the Lenders have entered into an Amended and Restated Credit Agreement dated May 15, 1997, as amended, (the "Agreement"),pursuant to which the Lenders have agreed to make available to the Borrower a revolving credit facility of up to $200,000,000; and

     WHEREAS, as a condition to the making of loans the Lenders have required that each Subsidiary of Borrower execute a Guaranty Agreement whereby it guarantees payment of the Obligations arising under the Agreement; and

     WHEREAS, the Borrower has requested and the Agent and the Lenders party hereto have agreed, subject to the terms and conditions of this Amendment, to amend certain provisions of the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions herein set forth, it is hereby agreed as follows:

     1.  Definitions.  The term "Agreement" as used herein and in the Loan
         -----------
Documents shall mean the Agreement as hereby amended and as from time to time further amended or modified. Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings provided therefor in the Agreement.

     2.  Amendment to Credit Agreement. Subject to the conditions set forth
         -----------------------------
herein, the Agreement is amended, effective as of the date hereof, as follows:

          (a) Section 9.2 of the Agreement is amended by deleting from clause
              -----------
     (iii) the phrase "shall not exceed 50,000,000 in the aggregate for any Fiscal Year," and inserting the phrase "shall not exceed 30% of Consolidated Net Worth for any Fiscal Year," and by deleting from clause
     (iv) the phrase Aif the Cost of the Acquisition exceeds $25,000,000," and inserting the phrase "if the Cost of the Acquisition exceeds 15% of Consolidated Net Worth,"

          (b) Section 9.3 of the Agreement is amended in its entirety to read as
              -----------
follows:

               "9.3 Capital Expenditures".  Make or become committed to make
                    ---------------------
     Capital Expenditures in an amount which in the aggregate exceeds 30% of the Consoldiated EBITDA for the most recently completed Fiscal Year as reported in the most recent year-end financial reports delivered to the Agent pursuant to Section 8.1 (on a noncumulative basis, with the effect that
                 -----------
     amounts not expended in any Fiscal Year may not be carried forward to a subsequent period);"

          (c)  Section 9.5 of the Agreement is amended by deleting clauses (f)
               -----------
     and (g) in their entirety and inserting a new clause (f) in lieu thereof, which clause shall read in its entirety as follows:

               "(f) additional Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (e) above, which in the aggregate shall not exceed 15% of Consolidated Total Assets at any time;"

          (d) Section 9.6 of the Agreement is amended by deleting the phrase
              -----------
     "not to exceed $1,500,000 in any Fiscal Year" and inserting the phrase "not to exceed 5% of Consolidated Total Assets in any Fiscal Year;"

     3.  Guarantors.  Each of the Guarantors has joined into the execution of
         ----------
this Amendment for the purpose of consenting to the amendments contained herein and reaffirming its guaranty of the Obligations.

     4.  Borrower's Representations and Warranties.  The Borrower hereby
         -----------------------------------------
represents, warrants and certifies that:

          (a) The representations and warranties made by it in Article VII of the Agreement are true on and as of the date hereof before and after giving effect to this Amendment except that the financial statements referred to in Section 7.6(a) shall be those most recently furnished to each Lender
        --------------
     pursuant to Section 8.1(a) and (b) of the Agreement;
                 ----------------------

          (b) The Borrower has the power and authority to execute and perform this Amendment and has taken all action required for the lawful execution, delivery and performance thereof.

          (c) There has been no material adverse change in the condition, financial or otherwise, of the Borrower and its Subsidiaries since the date of the most recent financial reports of the Borrower received by each Lender under Section 8.1 of the Agreement, other than changes in the
                  -----------
     ordinary course of business, none of which has been a material adverse change;

          (d) The business and properties of the Borrower and its Subsidiaries are not, and since the date of the most recent financial report of the Borrower and its Subsidiaries received by the Agent under Section 8.1 of
                                                               -----------
     the Agreement have not been, adversely affected in any substantial way as the result of any fire, explosion, earthquake, accident, strike, lockout, combination of workmen, flood, embargo, riot, activities of armed forces, war or acts of God or the public enemy, or cancellation or loss of any major contracts; and

          (e) No event has occurred and no condition exists which, upon the consummation of the transaction contemplated hereby, constitutes a Default or an Event of Default on the part of the Borrower under the Agreement or the Notes either immediately or with the lapse of time or the giving of notice, or both.

     5.  Conditions to Effectiveness.  This Amendment shall not be effective
         ---------------------------
until the Agent has received to its satisfaction each of the following:

          (a) receipt of twelve (12) counterparts of this Amendment Agreement executed by the Borrower, the Guarantors, the Agent and the Required Lenders.

          (b) evidence that each Subsidiary and Material Foreign Subsidiary has delivered the documentation described in Section 8.19 of the Agreement; and
                                              ------------

          (c) such other documents, instruments and certificates as reasonably requested by the Agent.

     6.  Entire Agreement.  This Amendment sets forth the entire understanding
         ----------------
and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except by writing, signed by all the parties hereto, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

     7.  Full Force and Effect of Agreement.  Except as hereby specifically
         ----------------------------------
amended, modified or supplemented, the Agreement and all of the other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     8.  Counterparts.  This Amendment may be executed in any number of
         ------------
counterparts and all the counterparts taken together shall be deemed to constitute one and the same instrument.


                           [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                  BORROWER:


                                  ROPER INDUSTRIES, INC.
WITNESS:

/s/ Melanie Cochran               By: /s/ Matrin S. Headley
------------------------              ---------------------
                                  Name: Martin S. Headley
________________________          Title:   Vice President and CFO

                              GUARANTORS:


                              AMOT CONTROLS CORPORATION
                              AMOT/METRIX INVESTMENT COMPANY
                              AMOT SALES CORPORATION
                              COMPRESSOR CONTROLS CORPORATION (an Iowa corporation)
                              COMPRESSOR CONTROLS CORPORATION (a Delaware corporation) d/b/a Compressor Controls Corporation
                              - CIS/EE in Iowa
                              CORNELL PUMP COMPANY
                              CORNELL PUMP MANUFACTURING CORPORATION
                              FLUID METERING, INC.
                              GATAN INTERNATIONAL, INC.
                              GATAN, INC.
                              GATAN SERVICE CORPORATION
                              ISL INTERNATIONAL, INC.
                              ISL NORTH AMERICA, INC.
                              MOLECULAR IMAGING CORPORATION
                              PREX CORPORATION
                              ROPER ACQUISITION, INC.
                              ROPER HOLDINGS, INC.
                              ROPER INDUSTRIAL PRODUCTS INVESTMENT CO.
                              ROPER INTERNATIONAL, INC.
                              ROPER INTERNATIONAL PRODUCTS, LTD.
                              ROPER PUMP COMPANY
                              USON CORPORATION
                              PETROTECH, INC.
                              PRINCETON INSTRUMENTS, INC.
                              FTI FLOW TECHNOLOGY, INC.
                              ACTON RESEARCH CORPORATION
                              PHOTOMETRICS, LTD.

WITNESS:

/s/ Melanie Cochran             By: /s/ Martin S. Headley
--------------------------          ---------------------
                                Name: Martin S. Headley
__________________________      Title: Vice President and CFO

                              INTEGRATED DESIGNS L.P.
                                 By  Compressor Controls Corporation,
                                     an Iowa corporation and its sole general partner
WITNESS:

/s/ Melanie Cochran              By: /s/ Martin S. Headley
---------------------------         ------------------------------------------
                                 Name: Martin S. Headley
---------------------------      Title:   Vice President & Assistant Secretary


                              METRIX INSTRUMENT CO., L.P.
                                 By AMOT Sales Corporation, its sole general partner
WITNESS:

/s/ Melanie Cochran              By: /s/ Martin S. Headley
---------------------------          ----------------------------------------
                                 Name: Martin S. Headley
___________________________      Title:   Vice President & Assistant Secretary



                              PREX L.P.
                                 By Compressor Controls Corporation, an Iowa corporation and its sole general partner
WITNESS:

/s/ Melanie Cochran              By: /s/ Martin S. Headley
---------------------------          ---------------------------------------
                                 Name: Martin S. Headley
___________________________      Title:   Vice President & Assistant Secretary


                              USON L.P.
                                 By  Compressor Controls Corporation,
                                     an Iowa corporation and its sole general partner
WITNESS:

/s/ Melanie Cochran              By: /s/ Martin S. Headley
---------------------------         ----------------------------------------
                                 Name: Martin S. Headley
___________________________      Title:   Vice President & Assistant Secretary

                              AGENT:

                              NATIONSBANK, NATIONAL ASSOCIATION, as Agent for the Lenders


                              By: /s/ Greg McCrery
                                  -------------------------------------
                              Name: Greg McCrery
                              Title    Vice President



                              LENDERS:

                              NATIONSBANK, NATIONAL ASSOCIATION


                              By: /s/ Greg McCrery
                                  -------------------------------------
                              Name: Greg McCrery
                              Title:   Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: /s/ Molly Morawski
                                  -------------------------------------
                              Name: Molly Morawski
                              Title: Corporate Finance Officer

                              SUNTRUST BANK, ATLANTA


                              By: /s/ R. Michael Dunlap
                                  -------------------------------------
                              Name: R. Michael Dunlap
                              Title: Vice President


                              By: /s/ Jonathan H. James
                                  -------------------------------------
                              Name: Jonathan H. James
                              Title:  B.O.

                              ABN AMRO BANK NV


                              By: /s/ Larry K. Kelley
                                  -------------------------------------
                              Name: Larry K. Kelley
                              Title: Group Vice President



                              By: /s/ Linda K. Davis
                                  -------------------------------------
                              Name: Linda K. Davis
                              Title: Vice President

                              SCOTIABANC INC.


                              By: /s/ P.M. Brown
                                  --------------
                              Name: P.M. Brown
                              Title: Relationship Manager

                              CREDIT LYONNAIS ATLANTA AGENCY


                              By: ________________________________
                              Name: ______________________________
                              Title: _____________________________

                              WACHOVIA BANK OF GEORGIA, N.A.


                              By: /s/ William R. McCamey
                                  ------------------------------------
                              Name: William R. McCamey
                              Title: Vice President

                              ROBERT FLEMING & CO. LIMITED


                              By: /s/ MJC Watts
                                  ------------------------------------
                              Name: MJC Watts
                              Title:  Authorized Signatory

                              THE SUMITOMO BANK, LIMITED


                              By: /s/ J.H. Broadley
                                  -----------------------------------
                              Name: J.H. Broadley
                              Title: Vice President N.Y. Office



                              By: /s/ Brian M. Smith
                                  -----------------------------------
                              Name: Brian M. Smith
                              Title: Senior Vice President &
                                    Regional Manager (East)

                              THE BANK OF TOKYO-MITSUBISHI, LTD.


                              By: /s/ Brandon A. Meyerson
                                  -----------------------------------
                              Name: Brandon A. Meyerson
                              Title: Assistant Vice President

                              THE SANWA BANK, LIMITED, acting through its
                                 New York Branch on behalf of its Atlanta
                                 Agency


                              By: /s/ P. Bartlett Wu
                                 -----------------------------------
                              Name: P. Bartlett Wu
                              Title: Vice President